SUB-ITEM 77O

DREYFUS STATE MUNICIPAL BOND FUNDS

DREYFUS MASSACHUSETTS FUND

On January 20, 2016, Dreyfus Massachusetts Fund (the "Fund"), a series of Dreyfus State Municipal Bond Funds, purchased 1,500 5.000% Term Bonds due July 1, 2047 issued by the Massachusetts Development Financial Agency (CUSIP No. 57584XJG7) (the "Bonds") at a purchase price of $114.89 per Bond, including underwriter compensation of 0.575%.  The Bonds were purchased from J.P. Morgan Securities LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Barclays Capital Inc.

BNY Mellon Capital Markets, LLC

J.P. Morgan Securities LLC

Jefferies LLC

Merrill Lynch Pierce Fenner & Smith Incorporated

TD Securities (USA) LLC

US Bancorp

Wells Fargo Securities, LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on May 3, 2016.  These materials include additional information about the terms of the transaction.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/15/16

SUB-ITEM 77O

DREYFUS STATE MUNICIPAL BOND FUNDS

DREYFUS PENNSYLVANIA FUND

On September 21, 2016, Dreyfus Pennsylvania Fund (the "Fund"), a series of Dreyfus State Municipal Bond Funds, purchased 1,000 4.000% Term Bonds due March 15, 2041 issued by the Pennsylvania Economic Development Financing Authority (CUSIP No. 70869PLT2) (the "Bonds") at a purchase price of $107.04 per Bond, including underwriter compensation of 0.625%.  The Bonds were purchased from RBC Capital Markets, LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

BNY Mellon Capital Markets, LLC

Huntington Capital Markets

Jefferies LLC

Huntington Capital Markets

RBC Capital Markets, LLC

TD Securities (USA) LLC

Accompanying this statement are materials provided to the Board of Trustees for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on October 25, 2016.  These materials include additional information about the terms of the transaction.

Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification		
I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies. *I attest that:* ➢ The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown. ➢ The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures. ➢ My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable. ➢ Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.		
[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/10/16